Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(49,530)
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,353,051
Dividend Income	100,521
Interest Income	29,064
Total Income (Loss)	$4,433,106

Expenses
General Partner Management Fees	$22,256
Professional Fees	16,106
Brokerage Commissions	389
Directors' Fees and Insurance	1,131
License Fees	556
Total Expenses	$40,438
Net Income (Loss)	$4,392,668

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/26	$40,571,887
Net Income (Loss)	4,392,668

Net Asset Value End of Month	$44,964,555
Net Asset Value Per Share (900,000 Shares)	$49.96

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596